UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Orion Marine Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of incorporation or organization)	26-0097459 (IRS Employer Identification No.)
12550 Fuqua
Houston, Texas 77034
(Address of principal executive offices and zip code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common stock, par value $0.01 per share	The Nasdaq Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐
Securities Act registration statement file number to which this form relates: 333-145588.
Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     A description of the registrant’s common stock is set forth under the caption “Description of Capital Stock” in the prospectus included in the registration statement on Form S-1 (File No. 333-145588), as amended, initially filed with the Securities and Exchange Commission on August 20, 2007 (the “Registration Statement”). Such description is incorporated herein by reference. As of December 13, 2007, there were 21,565,324 shares of common stock outstanding, $0.01 par value per share.
Item 2. Exhibits.
     The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description

3.1*	Amended and Restated Certificate of Incorporation of Orion Marine Group, Inc.

3.2*	Amended and Restated Bylaws of Orion Marine Group, Inc.

4.1*	Registration Rights Agreement between Friedman, Billings, Ramsey & Co., Inc. and Orion Marine Group, Inc. dated May 17, 2007.
*     Previously filed by the registrant as an exhibit to the Registration Statement and incorporated herein by reference.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ORION MARINE GROUP, INC.
By:	/s/ J. Michael Pearson
J. Michael Pearson
President and Chief Executive Officer

Date: December 19, 2007

INDEX TO EXHIBITS

Exhibit No.	Description

3.1*	Amended and Restated Certificate of Incorporation of Orion Marine Group, Inc.

3.2*	Amended and Restated Bylaws of Orion Marine Group, Inc.

4.1*	Registration Rights Agreement between Friedman, Billings, Ramsey & Co., Inc. and Orion Marine Group, Inc. dated May 17, 2007.
*     Previously filed by the registrant as an exhibit to the Registration Statement and incorporated herein by reference.